EXHIBIT 10.22


                            CASH MANAGEMENT AGREEMENT

                  AGREEMENT dated June 24, 1996 among BT OFFICE PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("BTOPI"), acting for itself and each of its wholly-owned subsidiaries incorporated and doing business in the United States (collectively the "BTOPI Group"), ASTRO-VALCOUR, INC., a New Jersey corporation ("Astro-Valcour"), acting for itself and each of any wholly-owned subsidiaries (collectively the "AVI Group"), SENGEWALD USA, INC., a Maryland corporation ("Sengewald"), KNP BT ANTILLIANA N.V., a Netherlands Antilles corporation ("Antilliana"), and KNP BT FINANCE (USA), INC., a Delaware corporation ("USA").

                                   WITNESSETH:

                  WHEREAS, the parties hereto wish to institute a cash management program under which cash in their bank accounts will be invested with USA and any overdrafts in their bank accounts will be covered by USA up to specified limits;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Each of the parties to this Agreement shall establish an account or accounts (each, a "Designated Account") at First National Bank of Maryland or such other bank in the United States as all of the parties shall agree (the "Sweep Bank"). Each party shall give the Sweep Bank instructions that, for value at the close of each business day, any net positive balance in the Designated Accounts of any of the parties other than USA shall be transferred to the Designated Account of USA at the Sweep Bank and any net overdraft in the Designated Accounts of any of the parties other than USA shall be covered by a transfer from the Designated Account of USA to the Designated Account of the party with the overdraft up to limits to be arranged separately.

                  2. Any transfer to USA shall constitute a loan from the transferring party to USA, and any transfer from USA to another party shall constitute a loan from USA to that party.

                  3 . On any positive balance transferred by another party to it, USA shall pay interest at an annualized rate equal to the rate publicly announced from time to time by the First National Bank of Maryland as its prime rate for loans made at the location of its headquarters (or the equivalent rate as determined by any bank substituted for it as the Sweep Bank) (the "Prime Rate") minus two percent (2.0%). On any overdraft covered by a transfer of funds from USA, the party receiving the transfer shall pay interest to USA at the Prime Rate.

                  4. Interest due to or from USA shall be accumulated for the period through the end of each month or to the termination date of this Agreement, as the case may be, and shall be paid for value not later than the third day thereafter that banks are open for business at the location of the Sweep Bank.




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                  5. Not later  than the day prior to the date when an  interest payment is due, USA shall provide the party to receive or make such payment with an accounting of interest earned and interest charged for the period to be covered by such payment.

                  6. This Agreement shall terminate as to any party upon the first to occur of the following:

                  (1) the end of the third month following written notice by such party (the "terminating party") to each other party to this Agreement terminating this Agreement as to such terminating party;

                  (2) Any payment of interest due from such party pursuant hereto shall not be made when and as due and in accordance with the terms of this Agreement and such failure shall continue for 14 days;

                  (3) (A) Such party shall fail to pay, in accordance with its terms and when due and payable, any of the principal of or interest on any of its indebtedness (other than amounts due hereunder) or (B) the maturity of any such indebtedness shall, in whole or in part, have been accelerated, or any such indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions governing such indebtedness, and in the case of each of (A) and (B) such event shall not be cured with 14 days;

                  (4) (A) such party shall commence any case, proceeding or action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such party shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against such party any case, proceeding or action of a nature referred to in clause (A) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 30 days; or (C) there shall be commenced against such party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such

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                  relief  which  shall not have  been  vacated,  discharged,  or stayed or bonded  pending appeal within 30 days from the entry
                  thereof;   or  (D)  such  party   shall  take  any  action  in
                  furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B) or (C) above; or (E) such party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (5) The guaranty of a person guaranteeing the obligations of such party hereunder shall cease, for any reason, to be in full force and effect;

                  (6) NV Koninklijke KNP BT, a Netherlands corporation, shall at any time, directly or indirectly, beneficially own less than 100% of the issued and outstanding common voting shares of USA;

                  (7) as to the BTOPI Group, N.V. Koninklijke KNP BT shall at any time, directly or indirectly, fail to own, beneficially, more than 50% of the issued and outstanding share capital of BTOPI;

                  (8) as to the AVI Group or Sengewald, N.V. Koninklijke KNP BT shall at any time, directly or indirectly, fail to own, beneficially, more than 50% of the issued and outstanding share capital of Astro-Valcour or Sengewald, respectively; or

                  (9) NV Koninklijke KNP BT, a Netherlands corporation, shall at any time, directly or indirectly, beneficially own less than 100% of the issued and outstanding common voting shares of Antilliana.

                  7. By executing a copy of this Agreement as guarantor at the space provided below, BTOPI hereby unconditionally guarantees the obligations hereunder of each member of the BTOPI Group, Astro-Valcour hereby unconditionally guarantees the obligations hereunder of each member of the AVI Group, and NV Koninklijke KNP BT hereby unconditionally guarantees the obligations hereunder of each of Sengewald, Antilliana and USA.

                  8.  Except  as  otherwise  expressly  provided,  all  notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered in writing (which shall include telecopy transmissions) at the respective addresses and telecopier numbers and to the attention of the individuals or departments listed on Exhibit A to this Agreement or at such other address or telecopier or telephone number or to the attention of such other individual or department as the party to which such

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information  pertains  may  hereafter  specify.   Notices,   communications  and
materials shall be deemed given or delivered when delivered or received at the appropriate address or telecopy number to the attention of the appropriate individual or department.

                  9. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                  10. This Agreement embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

                  11.  This  Agreement   shall  governed  by  and  construed  in
accordance with the laws of the State of Delaware, USA, without giving effect to any doctrine of conflicts of law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                               BT OFFICE PRODUCTS INTERNATIONAL, INC.

                               By /s/ John J. McKiernan
                                 -----------------------------------------------

                               ASTRO-VALCOUR, INC.

                               By /s/ John C. Wade
                                 -----------------------------------------------

                               SENGEWALD USA, INC.

                               By /s/ Albert Leutscher
                                 -----------------------------------------------

                               KNP BT FINANCE (USA), INC.

                               By /s/ Andre Zwetsloot
                                 -----------------------------------------------

                               KNP BT ANTILLIANA N.V.

                               By /s/ Rene A. Ignacia
                                 -----------------------------------------------

                               By /s/ R.M. Van Arendonk
                                 -----------------------------------------------

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Guarantees of the Obligations Hereunder of:

         The other members of the BTOPI Group:

                  BT OFFICE PRODUCTS INTERNATIONAL, INC.

                  By /s/ John J. McKiernan
                    ---------------------------------------
         The other members of the AVI Group:

                  ASTRO-VALCOUR, INC.

                  By /s/ John C. Wade
                    ---------------------------------------

         Sengewald, Antilliana and USA:

                  NV KONINKLIJKE KNP BT


                  By /s/ H. Barbas
                    ---------------------------------------



                                    EXHIBIT A


BT Office Products                         KNP BT Finance (USA), Inc.
  International, Inc.                      c/o KNP BT Antilliana N.V.
21 East Lake Cook Road                     Fokkerweg 11
Buffalo Grove, Illinois 60089              Curacao
Atten: Chief Financial Officer             Netherlands Antilles
Telecopier #: + 847-808-3001               Atten: Treasurer
                                           Telecopier #: + 599-9-658391


Astro-Valcour, Inc.                        Sengewald USA, Inc.
18 Peck Avenue                             c/o NV Koninklijke KNP BT
Glens Falls, N.Y.  12801                   Paalbergweg 2
Atten: Vice President, Finance             1105 AG Amsterdam ZO
Telecopier #: + 518-743-3300               The Netherlands
                                           Atten: Director of Fiscal Affairs
                                           Telecopier #: +011 31 20 567 2453

KNP BT Anilliana N.V.
Fokkerweg 11                               NV Koninklijke KNP BT
Curacao                                    Paalbergweg 2
Netherlands Antilles                       1105 AG Amsterdam ZO
                                           The Netherlands
                                           Atten: Director of Fiscal Affairs
                                           Telecopier #: +011 31 20 567 2453

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